Exhibit 99.1

Suite 2710 – 200 Granville Street Vancouver, BC Canada V6C 1S4	Tel: 604.683.6332 Fax: 604.408.7499 www.ithmines.com

NR21-08	December 20, 2021

International Tower Hill Mines Files

NI 43-101 Technical Report for Livengood Gold Project

Vancouver, British Columbia, December 20, 2021 – International Tower Hill Mines Ltd. (“ITH” or the “Company”) (TSX: ITH; NYSE-MKT: THM) is pleased to announce that it has filed a National Instrument 43-101 ("NI 43-101") Technical Report entitled “Livengood Gold Project NI 43-101 Technical Report on Pre-Feasibility Study” with an effective date of December 17, 2021 (the “Technical Report”).  The Technical Report is available for review on SEDAR (www.sedar.com) and on the Company’s website (www.ithmines.com).

The results of the Technical Report, supporting the findings of a Pre-Feasibility Study on the Company’s 100% owned Livengood Gold Project in central Alaska, were originally presented in a news release dated November 4, 2021, which is also available for review on SEDAR and the Company’s website.

International Tower Hill Mines Ltd. (www.ithmines.com)

On behalf of

International Tower Hill Mines Ltd.

(signed) Karl Hanneman

Chief Executive Officer

Contact Information:	Richard J. Solie, Manager - Investor Relations
E-mail: rsolie@ithmines.com
Direct line: 907.328.2825
Toll-Free: 855.428.2825

Cautionary Note Regarding Forward-Looking Statements

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.